SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 9, 2015

Date of Report

(Date of Earliest Event Reported)

HEYU LEISURE HOLIDAYS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55068	46-3601223
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Westwood Business Center 611 South Main Street Grapevine, Texas 76051(Address of Principal Executive Offices)

(+86) 592 504 9622

(Registrant’s Telephone Number)

ITEM 9.01 Financial Statements and Exhibits

On February 9, 2015, Heyu Leisure Holidays Corporation (the “registrant” or the “Registrant”), completed the acquisition of Heyu Capital Ltd. (“Heyu Capital”), a limited company formed under the laws of Hong Kong, in a stock-for stock transaction (the “Acquisition”). In connection with that Acquisition, certain financial statements were previously filed by the Registrant on Form 8-K, filed on February 9, 2015. The Registrant is now supplementing its earlier 8-K filing with the additional financial statements and exhibits included herewith as exhibits 99.7, 99.8, 99.9 and 99.10.

Exhibits

2.1+	Agreement and Plan of Reorganization
10.1+	Agreement with Golden Eagle Hotel
10.2+	Agreement with Xiamen Yuan Bo Bay Hot Springs Hotel
10.3+	Letter of Intent to Shanghang Hotel Project
99.1+	Audited financial statements of Heyu Leisure Holiday Corporation for the period from inception through to December 31, 2013
99.2+	Unaudited financial statements of Heyu Leisure Holiday Corporation for the nine months ended September 30, 2014 and from inception through to December 31, 2013
99.3+	Audited financial statements of Heyu Capital Limited for the year ended December 31, 2012 and 2013
99.4+	Audited financial statements of Wujiaer Hotel Co Ltd for the year ended December 31, 2012 and 2013
99.5+	Unaudited consolidated financial statement of Heyu Capital limited for nine months ended September 30, 2014 and 2013
99.6+	Unaudited pro forma financials for consolidated Heyu Capital and Heyu Leisure Holiday Corp for nine months ended September 30, 2014 and 2013.
99.7	Audited consolidated financial statements of Heyu Capital Limited for the year ended December 31, 2014 and December 31, 2013
99.8	Unaudited pro forma financials for consolidated Heyu Capital and Heyu Leisure Holiday Corp for the year ended December 31, 2014 and 2013.

____________________

+     Previously filed on Form 8-K on February 9, 2015 (File No.: 000-55068) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

HEYU LEISURE HOLIDAYS CORPORATION

Date: July 13, 2015	/s/ Ban Siong Ang
Chief Executive Officer

Date: July 13, 2015	/s/ Kean Tat Che
Chief Financial Officer